Exhibit 10.1

MEMBERSHIP INTEREST PURCHASE AGREEMENT

This Membership Interest Purchase Agreement (this “Agreement”), dated as of December 28, 2023 (the “Effective Date”), by and among LA ROSA HOLDINGS CORP., a Nevada corporation (the “Buyer”), and THOMAS R. STEWART (the “Seller”), and LA ROSA REALTY NORTH FLORIDA LLC, a Florida limited liability company located at 9250 Baymeadows Rd, Suite 230, Jacksonville, Florida 32256 (the “Company,” and together with the Buyer and Seller, the “Parties,” and individually, the “Party”).

RECITALS

WHEREAS, the Company is a real estate brokerage duly licensed and registered in the state of Florida (the “Business”);

WHEREAS, the Company and La Rosa Franchising LLC, a wholly-owned subsidiary of Buyer “(the “LRF”), entered into that certain Franchise Agreement (the “Franchise Agreement”) pursuant to which the Company operates as a franchisee of LRF;

WHEREAS, the Seller, a duly licensed broker in the state of Florida, owns 100% the outstanding membership interests (the “Membership Interests”) in the Company;

WHEREAS, the Seller desires to sell, and the Buyer wishes to purchase, the percentage of the Seller’s Membership Interests listed on Schedule A attached hereto (the “Interests”), to the Buyer, pursuant to the terms and conditions of this Agreement;

WHEREAS, the Seller and the Buyer entered into that certain Letter of Intent dated October 30, 2023 (the “Letter of Intent”) to set forth the general terms and conditions for the proposed acquisition of the Interests by the Seller;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
PURCHASE AND SALE

Section 1.01 Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 1.02), the Seller shall sell to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title, and interest in and to the Interests listed in Schedule A attached hereto, free and clear of any Encumbrances (as defined below), for the consideration listed on and pursuant to the terms listed on Schedule A attached hereto (the “Transaction”). For purposes of this Agreement, all of Seller’s right, title, and interest in and to the Interests shall include, but is not limited to: (a) Seller’s capital accounts in the Company; (b) Seller’s right to share in the profits and losses of the Company; (c) Seller’s right to receive distributions from the Company; and (d) the exercise of all member rights, including the voting rights attributable to the Membership Interests. “Encumbrance” means any charge, claim, community property interest, pledge, condition, equitable interest, lien (statutory or other), option, security interest, mortgage, easement, encroachment, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership. The aggregate purchase price for the Interests is set forth on Schedule A attached hereto (the “Purchase Price”). The Seller hereby directs the Buyer to issue certain number of shares of common stock of the Buyer, as a part of the Purchase Price, to Galeann Montague.

Section 1.02 Closing. The consummation of the Transaction shall occur at a time and place agreed to by the Parties but in any case not later than February 1, 2024 (the “Closing”). The Parties agree that this Agreement shall automatically terminate if the Closing does not occur by the February 1, 2024 (the “Drop Dead Date”).

Section 1.03 Closing Deliverables. On the date of the Closing, the Seller shall deliver to the Buyer:

a) A copy of an entry in the membership transfer ledger of the Company confirming the transfer of the Interests from the Seller to the Buyer;

b) The Operating Agreement, signed by the Seller, the Company and the Buyer, in a form a copy of which is attached hereto as Exhibit A;

c) The Leak-Out Agreements, signed by the Seller, by Galeann Montague, and the Buyer, in a form a copy of which is attached hereto as Exhibit B;

d) The Certificate, signed by the Seller, in the form reasonably acceptable to the Buyer;

e) The Employment Agreement between Ms. Montague and the Company, in a form of a copy of which is attached hereto as Exhibit C; and

f) The Seller also undertakes to transfer to the Buyer all original books and records of the Company on the date of the Closing or immediately prior to that date.

Section 1.04 Taxes.

(a)  Transfer Taxes. Seller shall pay, and shall reimburse Buyer for, any sales, use, or transfer taxes, documentary charges, recording fees, or similar taxes, charges, fees, or expenses, if any, that become due and payable as a result of the transactions contemplated by this Agreement.

(b) Withholding Taxes. Buyer and the Company shall be entitled to deduct and withhold from the Purchase Price all taxes that Buyer and the Company may be required to deduct and withhold under any provision of tax law. All such withheld amounts shall be treated as delivered to Seller hereunder.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.01 Seller and Company Representations. The Seller and the Company jointly and severally represent and warrant to the Buyer as follows:

(a)	the Seller owns 100% of Membership Interests, and the Seller is the sole Manager of the Company;

(b)	the Company is a limited liability company, duly organized, validly existing, and in good standing under the laws of the Florida.

(c)	the Company is duly qualified to do business and is in good standing in every jurisdiction in which such qualification is required for purposes of this Agreement, except where the failure to be so qualified, in the aggregate, would not reasonably be expected to adversely affect its ability to perform its obligations under this Agreement;

(d)	the Company and Seller have the full right, power, and authority to enter into this Agreement, and to perform their obligations hereunder;

(e)	the execution and delivery of this Agreement by the Company and the Seller, the consummation of the Transaction contemplated hereby and the performance of the obligations pursuant to this Agreement will not violate, conflict with, require the consent under or result in any breach or default under (i) any of the Company organizational documents (including its articles of organization and limited liability company operating agreement, if any) or (ii) any applicable law; or (iii) the provisions of any material contract or agreement to which Company or Seller is a party or to which any of its material assets are bound (the “Company Contracts”);

(f)	there is no Action of any nature pending or, to Seller’s knowledge, threatened against or by the Seller that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement. “Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity;

(g)	the Company and Seller is in compliance with all applicable laws and Company Contracts relating to this Agreement, and the operation of the Business;

(h)	the Company and Seller have obtained all licenses, authorizations, approvals, consents, or permits required by applicable laws) to conduct its business generally and to perform its obligations under this Agreement;

(i)	no broker or finder is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any ancillary document based upon arrangements made by or on behalf of Buyer;

(j)	there are no claims pending or, to the Company’s and the Seller’s knowledge, threatened against the Company, before or by any governmental body or nongovernmental department, commission, board, bureau, agency or instrumentality or by any other person; there are no outstanding or unsatisfied judgments, orders, decrees or stipulations to which the Company is a party;

(k)	all taxes due and owing to any governmental authority by the Company have been paid in full; there has not occurred, nor is there any reasonable probability of the occurrence in the future, of any event or events or any change in the financial condition, business, results of operations or prospects of the Company or otherwise that has (x) interfered with the normal and usual operations of the business or business prospects of the Company or (y) resulted, or could reasonably be expected to result, in a material adverse change in the business, assets, operations, prospects or condition (financial or otherwise) of the Company, except for general economic conditions;

(l)	all consents, approvals, releases and waivers from governmental authorities and other third parties required or necessary to consummate this Transaction, including but not limited to, the Florida Real Estate Commission, have been obtained as of the date hereof;

(m)	The Seller acknowledges that this Agreement and the Transaction shall not relieve the Seller of his obligations under the Franchise Agreement prior to the consummation of the Transaction. The Company acknowledges that this Agreement and the Transaction shall not relieve the Company of its obligations under the Franchise Agreement.

(n)	Securities Laws.

(i)	Investment Intent. The Seller is acquiring the shares of common stock of the Buyer included as part of the Purchase Price (the “Buyer Shares”) solely for the Seller’s own account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Buyer Shares. The undersigned understands that the Buyer Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act’), or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of the undersigned and of the other representations made by the Seller in this Agreement. The Seller understands that the Company is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether this transaction meets the requirements for such exemptions.

(ii)	Restricted Buyer Shares. The undersigned understands that the Buyer Shares are “restricted securities” under the Securities Act and the rules promulgated by the U.S. Securities and Exchange Commission (the “Commission”) provide in substance that the undersigned may dispose of the Buyer Shares only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, and the undersigned understands that the Company has no obligation or intention to register any of the Buyer Shares or the offering or sale thereof, or to take action so as to permit offers or sales pursuant to the Securities Act or an exemption from registration thereunder (including pursuant to Rule 144 thereunder).

(iii)	Book-Entry. The Buyer Shares issued pursuant to this Agreement shall be held in book-entry form and recorded in the electronic records of the issuer or its designated transfer agent. The Buyer Shares issued in the book-entry form shall have a note in the book-entry system that that all such shares carry the restrictive legend described in Sectio 2.01(n)(iv) of this Agreement.

(iv)	Legend on Share Certificates. The share certificates, if issued, evidencing the Buyer Shares shall bear a legend substantially similar to the following:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SECURITIES MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT SUCH OTHER APPLICABLE LAWS.”

Section 2.02 Buyer Representations and Warranties. The Buyer represents and warrants to the Company and Seller that:

(a)  it is a corporation, duly organized, validly existing and in good standing under the laws of the Nevada;

(b)  it is duly qualified to do business and is in good standing in the State of Florida and in every other jurisdiction in which such licensing and qualification is required for purposes of this Agreement, except where the failure to be so qualified, in the aggregate, would not reasonably be expected to have a material adversely effect on the business and operation of the Buyer (a “Material Adverse Effect”);

(c)  it has the full right, corporate power, and authority to enter into this Agreement and to perform its obligations hereunder, and the undersigned officer of the Buyer has the proper authority to executed and deliver this Agreement on behalf of the Buyer;

(d)  it has obtained all material licenses, authorizations, approvals, consents, or permits required by applicable laws (including the rules and regulations of all authorities having jurisdiction over the operation of its business as it relates to this Agreement).

(e)  there is no Action of any nature pending or, to Buyer’s knowledge, threatened against or by the Buyer that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Agreement that would result in a Material Adverse Effect on the business and operations of the Buyer;

(f)  no broker or finder is entitled to any brokerage, finder’s, or other fee or commission in connection with the transactions contemplated by this Agreement or any ancillary document based upon arrangements made by or on behalf of Buyer.

Section 2.03 NO OTHER REPRESENTATIONS OR WARRANTIES; NON-RELIANCE. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS HEREIN, (A) NEITHER PARTY TO THIS AGREEMENT, NOR ANY OTHER PERSON ON SUCH PARTY’S BEHALF, HAS MADE OR MAKES ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, EITHER ORAL OR WRITTEN, WHETHER ARISING BY LAW OR OTHERWISE, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND (B) EACH PARTY ACKNOWLEDGES THAT IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY MADE BY THE OTHER PARTY, OR ANY OTHER PERSON ON SUCH PARTY’S BEHALF.

ARTICLE III
COVENANTS

Section 3.01 Conduct of Business of the Company; Transition Services. During the period commencing on the Effective Date and continuing until the date of the Closing, the Company and Seller agree that the Company, and Seller shall cause the Company, to carry on the Business only in the ordinary course and consistent with past practice. The Seller agrees that for the period of 90 days after the Closing, the Seller will make himself available to the Company and the Buyer to provide the Company and the Buyer with the consulting services to ensure that the transition of the Company to the Buyer does not interrupt the Company and Buyer’s day-to-day business operations.

Section 3.02 Access to Properties and Records. The Company and Seller shall provide (or shall cause to be provided) to Buyer and Buyer’s accountants, counsel, and other authorized advisors, with reasonable access, during business hours, to the Company’s premises and properties and its books and records and will cause the Company’s officers to furnish to Buyer and Buyer’s authorized advisors such additional documents as Buyer shall from time to time reasonably request. All of such data and information shall be kept confidential by Buyer and the Company unless and until the transactions contemplated herein are consummated.

Section 3.03 Filings with Governmental Entities and the FREC. The Parties shall work together to ensure that the Transaction is consummated pursuant to the statutes and administrative code of the State of Florida and any rules and regulations promulgated by the Florida Real Estate Commission (the “FREC”).

Section 3.04 Operating Agreement. In connection with this Agreement and the consummation of the Transaction contemplated hereby, the Parties agree to enter into an Operating Agreement, a copy of which is attached hereto as Exhibit A, effective as of the Closing.

Section 3.05 Franchise Agreement. The Company shall continue to fulfill the Seller’s obligations under the Franchise Agreement.

Section 3.06 Leak-Out Agreement. In connection with this Agreement and the consummation of the Transaction contemplated hereby, the Seller and the Buyer agree to enter into a Leak-Out Agreement, a copy of which is attached hereto as Exhibit B, effective as of the Closing.

Section 3.07 Non-Competition. Seller agrees that he shall not, for three (3) years after the date of the Closing and payment under the terms of this Agreement, directly or indirectly engage in, have any equity interest in, manage or provide services to, or operate any person, firm, corporation, partnership, or business (whether as a director, officer, employee, agent, representative, partner, security holder, lender, consultant, or otherwise) that engages in any business that directly or indirectly competes with any portion of the Company’s business in the State of Florida..

Section 3.08 Non-Solicitation. Seller agrees that he shall not, for three (3) years after the date of Closing and payment under the terms of this Agreement, for any reason (the “Restriction Period”), directly or indirectly, recruit or otherwise solicit or induce any customer, client, vendor, or supplier of the Company of Buyer to (i) terminate or reduce its arrangement or business with the Company or with Buyer (ii) otherwise change its relationship with the Company or with Buyer. Seller shall not, at any time during the Restriction Period, directly or indirectly, either for Seller or for any other person or entity, (A) solicit any employee or independent contractor of the Company or Buyer to terminate their employment or arrangement with the Company or Buyer, or (B) employ any such individual during his or her employment or engagement with the Company or Buyer and for a period of three years after such individual terminates their employment or engagement with the Company or Buyer.

Section 3.09. Blue-Pencil. In the event that the terms of Section 3.07 or Section 3.08 are determined, by a court of competent jurisdiction, to be unenforceable by reason of its duration, geographical scope, breadth, or for any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable, over the maximum geographical area as to which it may be enforceable, or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.

Section 3.10 Acknowledgment by Seller. Seller represents that Seller has carefully read and considered the provisions of Section 3.07 and Section 3.08, and, having done so, acknowledges and agrees that the restrictions set forth in Section 3.07 and Section 3.08 are fair and reasonable for the protection of the legitimate business interests of the Buyer, including its subsidiaries.

ARTICLE IV

TERMINATION

Section 4.01 Termination. This Agreement may be terminated at any time prior to the Closing:

(a) by the mutual written consent of the Parties; or

(b) by the Buyer or Seller, if there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by any of the other Party (“Defaulting Party”) pursuant to this Agreement and such breach, inaccuracy or failure has not been cured by the Defaulting Party before the earlier of (i) ten days after such Defaulting Party’s receipt of written notice of such breach from the non-defaulting Party; or (ii) the Drop Dead Date; or immediately if such breach is incapable of being cured by the Defaulting Party.

Section 4.02 Effect of Termination. In the event of termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of a Party except that nothing herein shall relieve any Party from liability for any willful breach of any provision of this Agreement.

Section 4.03 Survival. Notwithstanding the foregoing, Section 2.02(f), Section 3.07, Section 3.08, Section 3.09, Section 3.10, ARTICLE V, Section 6.03, Section 6.07, Section 6.16, Section 6.17 contained herein shall survive the termination of this Agreement.

ARTICLE V

INDEMNIFICATION

Section 5.01 The Buyer agrees to indemnify the Company and the Seller and the Seller agrees to indemnify the Buyer, its affiliates and respective shareholders, members, directors, managers, officers, and employees from and against all claims, judgments, damages, liabilities, settlements, losses, costs, and expenses, including reasonable attorneys’ fees and disbursements (collectively, a “Loss”),

(a)  arising from or relating to any inaccuracy in or breach of any of the representations or warranties of the indemnifying party contained in this Agreement or any document delivered in connection herewith: or

(b)  any Loss arising from or relating to any breach or non-fulfillment of any covenant, agreement, or obligation to be performed by the Seller pursuant to this Agreement or any document delivered in connection herewith.

.

ARTICLE VI
MISCELLANEOUS

Section 6.01 Expenses. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

Section 6.02 Further Assurances. Following the Closing, each of the Parties shall execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

Section 6.03 Notices. Each Party to this Agreement shall deliver all notices, requests, consents, claims, demands, waivers, and other communications under this Agreement (each, a “Notice”) in writing and addressed to the other Party at its address set out below (or to any other address that the receiving Party may designate from time to time in accordance with this section). Each Party to this Agreement shall deliver all Notices by personal delivery, nationally recognized overnight courier (with all fees prepaid), or email (with confirmation of transmission), or certified or registered mail (in each case, return receipt requested, postage prepaid.). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving party and (b) if the party giving the Notice has complied with the requirements of this Section..

If to the Buyer:	La Rosa Holdings Corp. 1420 Celebration Blvd., 2nd Floor Celebration, FL 34747 Attn: Joseph La Rosa, Chief Executive Officer T: (321) 250-1799 E: joe@larosarealtycorp.com
with a copy to (which shall not constitute notice):	Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, NY 10036 Attn: Ross D. Carmel, Esq. T: (212) 658-0458 E: rcarmel@srfc.law
If to the Seller:	Thomas R. Stewart [*] E: tomstewart.floridahomes@gmail.com
with a copy to (which shall not constitute notice):

Strock & Cohen, Zipper Law Group P.A.

2900 Glades Circle Suite 750

Weston FL 33327

Attn: Bart Stroke

T: (954) 634-1768 Direct Line

T: (954) 659-2220 Ext 206

Fax (954) 384-4575

E: nzevallos@strocklaw.com

Section 6.04 Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

Section 6.05 Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon a determination that any term or other provision is invalid, illegal, or unenforceable, the Parties agree negotiate in good faith to modify the Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 6.06 Entire Agreement. This Agreement and the schedules and exhibits hereto to be delivered hereunder constitute the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter, including but not limited to the Letter of Intent. In the event of any inconsistency between the terms and provisions in the body of this Agreement and those in the documents delivered in connection herewith, the schedules and exhibits, the terms and provisions in the body of this Agreement shall control.

Section 6.07 Attorneys’ Fees. In the event that any Party institutes any legal suit, action, or proceeding, including arbitration, against the other Party to enforce the covenants contained in this Agreement arising out of or relating to this Agreement, the prevailing Party in the suit, action or proceeding shall be entitled to receive, in addition to all other damages to which it may be entitled, the costs incurred by such Party in conducting the suit, action, or proceeding, including reasonable attorneys’ fees and expenses and court costs.

Section 6.08 Further Assurances. Each of the Parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances, and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

Section 6.09 Public Announcements. Unless otherwise required by applicable law (based upon the reasonable advice of counsel), no Party to this Agreement shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media without the prior written consent of the other Party, and the Parties shall cooperate as to the timing and contents of any such announcement.

Section 6.10 Amendment and Modification. This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each Party hereto.

Section 6.11 Waiver. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach, or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power, or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege.

Section 6.12 Equitable Remedies. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to equitable relief, including injunctive relief or specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 6.13 Assignment. No Party may assign any of its rights hereunder without the prior written consent of the other Parties. No assignment shall relieve the assigning Party of any of its obligations hereunder.

Section 6.14 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

Section 6.15 No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 6.16 Governing Law. All matters relating to this Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction).

Section 6.17 Submission to Jurisdiction; Waiver of Jury Trial. Any legal suit, action, or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted in the federal courts of the United States of America or the courts of the State of Florida in each case located in the City and County of the Buyer, and each Party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action, or proceeding.

EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT, THE ASSIGNMENT, OR THE ANCILLARY DOCUMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ASSIGNMENT, THE OTHER ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 6.18 Force Majeure. The Parties shall not be liable or responsible to the other Party, nor be deemed to have defaulted under or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement (except for any obligations to make payments to the other Party hereunder), when and to the extent such failure or delay is caused by or results from acts beyond the affected Party’s reasonable control, including, without limitation: (a) acts of God; (b) flood, fire, earthquake, or explosion; (c) war, invasion, hostilities, terrorist threats or acts, riot, or other civil unrest; (d) government order or law; (e) actions, embargoes, or blockades in effect on or after the date of this Agreement; (f) action by any governmental authority; and (g) national or regional emergency (any a “Force Majeure Event”). The Party suffering a Force Majeure Event shall promptly give notice to the other Parties, stating the period of time the occurrence is expected to continue and shall use diligent efforts to end the failure or delay and ensure the effects of such Force Majeure Event are minimized.

Section 6.19 Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity. Each Party hereto: (a) agrees that it shall not oppose the granting of such specific performance or relief; and (b) hereby irrevocably waives any requirements for the security or posting of any bond in connection with such relief.

Section 6.20 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail, or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 6.21 Time of the Essence. Time shall be of the essence in this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the Effective Date by their respective representatives thereunto duly authorized.

SELLER:

By	(Sign Here)
Name:	Thomas R. Stewart

BUYER:

LA ROSA HOLDINGS CORP.

By	(Sign Here)
Name:	Joseph La Rosa
Title:	Chief Executive Officer

COMPANY:

LA ROSA REALTY NORTH FLORIDA, LLC

By:	(Sign Here)
Name:	Thomas R. Stewart
Title:	Co-Manager

COMPANY:

LA ROSA REALTY NORTH FLORIDA, LLC

By:	(Sign Here)
Name:	Galeann Montague
Title:	Co-Manager

SCHEDULE A

Buyer:	La Rosa Holdings Corp.
Company:	LA ROSA REALTY NORTH FLORIDA, LLC
Seller:	Thomas R. Stewart
Percentage of Seller’s Membership Interest in the Company being sold to the Buyer:	100%
Aggregate Purchase Price:	$1,131,053.50 consisting of (i) a cash payment of $300,000 (the “Cash Payment”), and (ii) $831,053.50 in unregistered shares of common stock of the Buyer (the “Purchase Shares”).
Payment Terms:

The Cash Payment shall be payable in accordance with the following schedule:

-   $25,000.00 within 5 - 10 business days after the Closing;

-   $10,000 on or by February 1, 2024;

-   $10,000 on or by March 1, 2024;

-   $10,000 on or by April 1, 2024;

-   $10,000 on or by May 1, 2024;

-   $10,000 on or by June 1, 2024;

-   $10,000 on or by July 1, 2024; and

-   $215,000 on or by August 1, 2024.

The Purchase Shares will be issued on the date of the Closing. $731,053.50 of the Purchase Shares shall be issued to the Seller on the Closing date and $100,000 of shares shall be issued to Ms. Galeann Montague on the Closing date.

The number of Purchase Shares will be determined by dividing the purchase price of the Purchase Shares ($831,053.50) by the closing price of the Company’s common stock on the trading date immediately preceding the date of the Closing, as reported by the Nasdaq Stock Market LLC.

Exhibit A

Operating Agreement

Exhibit B

Leak-Out Agreement

Exhibit C

Employment Agreement between the Company and Ms. Montague